                                                                    Exhibit 23.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 10, 2004 (except with respect to the matters described in the fourth paragraph, as to which the date is March 24,
2006), accompanying the consolidated statements of operations, changes in stockholders' equity and cash flows of Dictaphone Corporation and subsidiaries, which is included in this Current Report on Form 8-K/A of Nuance Communications, Inc. We hereby consent to the incorporation by reference of said report in the Registration Statements on Forms S-3 (Nos. 333-128397, not effective, 333-100648, effective October 22, 2003, and 333-61862, effective August 10,
2001), and Form S-8 (Nos. 333-134687, effective June 2, 2006, 333-128396, effective September 16, 2005, 333-124856, effective May 12, 2005, 333-122718, effective February 11, 2005, 333-108767, effective September 12, 2003, 333-99729, effective September 18, 2002, 333-75406, effective December 18, 2001,
333-49656, effective November 9, 2000, 333-33464, effective March 29, 2000,
333-30518, effective February 16, 2000, 333-74343, effective March 12, 1999,
333-45425, effective February 2, 1998, and 333-04131, effective May 21, 1996) of
Nuance Communications, Inc.


/s/ GRANT THORNTON LLP

New York, New York
June 2, 2006